Exhibit 99.1

Mobile Infrastructure Reports Second Quarter 2026 Financial Results

Same-Location Revenue Growth in the Second Quarter on Continued Utilization Gains

Contract Parking Volumes Grew Approximately 12% Year-over-Year

Transient Inflected to Revenue Growth with Reopening of Key Markets

Cash Flow Funded Line of Credit Paydown in Second Quarter

Conference Call Will be Held on August 11, 2026, at 4:30 PM Eastern Time

CINCINNATI — (BUSINESSWIRE) — Mobile Infrastructure Corporation (Nasdaq: BEEP), (“Mobile”, “Mobile Infrastructure” or the “Company”), the nation’s only publicly traded owner of parking infrastructure, today reported results for the three and six months ended June 30, 2026.

“Our second quarter results reflect additional progress against our 2026 plan and initiatives,” noted Stephanie Hogue, Chief Executive Officer. “We are seeing the benefits of our plan to grow revenue by increasing utilization via growth in contract and transient parking, followed by rate. Same-Location Revenue grew 5.6% and Same-Location NOI grew 12.0% year-over-year, showing strong continued momentum throughout the second quarter. Contract parking volumes grew approximately 12.0% year-over-year, benefitting from return-to-office momentum and residential demand. Importantly, transient revenue inflected to growth, increasing 4% year to year.

“Transient revenue grew portfolio-wide as several key markets moved toward stabilization following disruptions related to construction and redevelopment projects. This included strength in Cincinnati following the reopening of the Cincinnati Convention Center. Portfolio utilization ended up approximately five percentage points year-over-year on a trailing twelve-month basis. Consistent with our “volume first, rate second” strategy, we prioritized occupancy, and with those gains now established, we are beginning to increase rates across much of the portfolio. We believe this is a clear indication that our strategy is working.

“We remained focused on our capital allocation strategy during the second quarter, using $4.5 million to paydown our credit line. We continue to work to sell assets under our 36-month plan for $100 million of asset rotation. To date, we have completed roughly one-third of the program, yielding $33 million of proceeds at a weighted average capitalization rate of about 2%. We believe that these private market values highlight the true value of our assets and the implicit worth of our portfolio, which we believe significantly exceeds the current share price for Mobile Infrastructure shares. We will continue to seek opportunities to strategically rotate assets in an accretive manner.”

Second Quarter 2026 Highlights

●	Total revenue was $8.9 million as compared to $9.0 million in the prior-year period and $7.9 million in Q1.
●	Same-Location Revenue was $8.9 million as compared to $8.4 million in the prior-year period and $7.7 million in Q1.
●	Net loss was $3.2 million as compared to $4.7 million in the prior-year period and $7.8 million in Q1.
●	NOI* was $5.8 million as compared to $5.4 million in the prior-year period, an increase of 7.5% year-over-year.
●	Same-Location NOI* was $5.9 million as compared to $5.2 million in the prior-year period, an increase of 12.0% year-over-year, reflecting strong continued momentum.
●	Adjusted EBITDA* was $4.1 million as compared to $3.8 million in the prior-year period, an increase of 5.5% year-over-year.
●	Contract parking volumes grew approximately 12% year-over-year, supported by continued strength in residential and return-to-office momentum.
●	Asset rotation progress remained on track, with cumulative proceeds from non-core asset sales of $33 million toward the Company’s $100 million, three-year strategic asset rotation program.

* Explanations of these non-GAAP financial measures and reconciliation to the most comparable GAAP financial measures are presented later in this press release.

Q2 2026 Financial Results

Total revenue of $8.9 million decreased by 1.1% from $9.0 million in the prior-year quarter, primarily due to the sale of assets in 2025 and 2026. Same-Location Revenue was $8.9 million, an increase of 5.6% compared to $8.4 million in second quarter of 2025.

Total property taxes and operating expenses were $3.0 million, as compared to $3.6 million during the second quarter of 2025.

General and administrative expenses were $2.6 million, which included $0.8 million of non-cash compensation, compared to $2.4 million during the second quarter of 2025, which included $0.8 million of non-cash compensation.

Interest expense was $4.8 million compared to $4.7 million in the second quarter of 2025.

Net loss was $3.2 million, an improvement from $4.7 million in the prior-year period.

Same-Location Net Operating Income (“Same-Location NOI”), defined by the Company as total revenues less property taxes and operating expenses for the 35 properties owned both reported periods, was $5.9 million, up 12.0% from $5.2 million in the prior-year period, reflecting strong continued momentum across the portfolio. Growth was driven by continued contract and utilization gains – led by the Cincinnati and Cleveland markets – together with active property tax appeal management and disciplined operating expense control. Adjusted EBITDA was $4.1 million compared to $3.8 million in the prior-year period.

Revenue Per Available Stall (“RevPAS”) was $224.96, compared to $212.14 in the second quarter of 2025 and $184.23 in the first quarter of 2026. Portfolio utilization was up approximately five percentage points year-over-year on a trailing twelve-month basis, reflecting continued contract growth and the reopening of several demand-driving venues across the portfolio.

Balance Sheet, Cash Flow, and Liquidity

At June 30, 2026, the Company had $10.9 million in cash, cash equivalents and restricted cash, compared to $15.3 million at December 31, 2025. As of June 30, 2026, total debt outstanding, net, including outstanding borrowings under the Line of Credit and notes payable, was $197.1 million. During the quarter, we paid down $3.7 million of principal and $0.8 million of accrued interest on our Line of Credit.

Paydown of the Line of Credit is a primary near-term use of asset sale proceeds. The Company continues to evaluate additional capital allocation opportunities, including share repurchases and asset acquisitions, in coordination with its Board of Directors.

Full Year 2026 Guidance**

The Company is reiterating its full year 2026 guidance as initially provided with fourth quarter and full year 2025 results. For full year 2026, the Company continues to expect revenue in the range of $35 million to $38 million, representing 4% growth at the midpoint over 2025 results, and 8% growth on a same-location basis.

The Company expects NOI to range from $21.5 million to $23.0 million, representing year-over-year growth of 7% at the midpoint, and 10% growth on a same-location basis. The Company expects adjusted EBITDA to range from $15.0 million to $16.5 million, representing year-over-year growth of 10% at the midpoint, and 13% growth on a same-location basis.

This guidance is supported by expectations for continued contract volume growth, the reopening and enhancement of several venues, and the positive impact from technology optimization across the Company’s core portfolio on pricing and utilization. The guidance does not reflect any potential future asset sales or acquisitions from the asset rotation plan.

**The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

Second Quarter 2026 Conference Call and Webcast Information

Mobile will hold a conference call to discuss its second quarter 2026 results on August 11, 2026, at 4:30 p.m. ET.

Participants who wish to access the live conference call may do so by registering here. Upon registration, a dial-in and unique PIN will be provided to join the call.

A live, listen-only webcast of the conference call may be accessed from the Investor Relations section of the Company’s website, or by registering here.

For those who are unable to listen to the live broadcast, a replay of the webcast will be available in the “News & Events” section of the Investor Relations website under “IR Calendar” for one year.

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Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this press release that are not historical facts (including any statements concerning our net operating income and revenue projections, our assessment of various trends impacting our economic performance, the effects of implementation of strategic model changes, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on operations and future prospects are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission from time to time.

All forward-looking statements are made as of the date of this press release. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation is a Maryland corporation. The Company owns a diversified portfolio of parking assets throughout the United States. As of June 30, 2026, the Company owned 35 parking facilities in 18 separate markets throughout the United States, with a total of 13,200 parking spaces and approximately 4.6 million square feet. The Company also owns approximately 0.1 million square feet of retail/commercial space adjacent to its parking facilities. Learn more at www.mobileit.com.

Mobile Contact

David Gold | Lynn Morgen

beepir@advisiry.com | (212) 750-5800

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MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of June 30, 2026	As of December 31, 2025
	(unaudited)
ASSETS
Investments in real estate
Land and improvements	$142,584	$150,566
Buildings and improvements	236,164	244,627
Construction in progress	972	87
Intangible assets	5,717	5,717
	385,437	400,997
Accumulated depreciation and amortization	(42,378)	(38,860)
Total investments in real estate, net	343,059	362,137

Cash and cash equivalents	5,067	8,349
Cash – restricted	5,840	6,935
Accounts receivable, net	3,506	3,985
Other assets	871	1,058
Total assets	$358,343	$382,464
LIABILITIES AND EQUITY
Liabilities
Notes payable, net	$174,892	$181,771
Line of credit	22,185	25,895
Accounts payable and accrued expenses	13,608	15,196
Accrued preferred distributions and redemptions	237	67
Due to related parties	490	490
Total liabilities	211,412	223,419

Equity
Mobile Infrastructure Corporation Stockholders’ Equity
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 1,190 and 1,296 shares issued and outstanding, with a stated liquidation value of $1,190,000 and $1,296,000 as of June 30, 2026 and December 31, 2025, respectively	—	—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 12,914 and 13,315 shares issued and outstanding, with a stated liquidation value of $12,914,000 and $13,315,000 as of June 30, 2026 and December 31, 2025, respectively	—	—
Preferred stock Series 2, $0.0001 par value, 60,000 shares authorized, 46,000 issued and converted (stated liquidation value of zero as of June 30, 2026 and December 31, 2025)	—	—
Warrants issued and outstanding – 2,553,192 warrants as of June 30, 2026 and December 31, 2025	3,319	3,319
Common stock, $0.0001 par value, 500,000,000 shares authorized, 39,353,808 and 39,662,049 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	297,509	299,446
Accumulated deficit	(171,504)	(161,496)
Total Mobile Infrastructure Corporation Stockholders’ Equity	129,326	141,271
Non-controlling interest	17,605	17,774
Total equity	146,931	159,045
Total liabilities and equity	$358,343	$382,464

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MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts, unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Managed property revenue	$7,762	$7,441	$14,383	$13,986
Base rental income	1,008	1,447	2,100	2,906
Percentage rental income	123	104	342	335
Total revenues	8,893	8,992	16,825	17,227

Operating expenses
Property taxes	1,412	1,779	2,958	3,651
Property operating expense	1,636	1,778	3,409	3,677
Depreciation and amortization	1,760	2,867	3,603	4,948
General and administrative	2,579	2,423	5,006	4,792
Total expenses	7,387	8,847	14,976	17,068

Other
Interest expense, net	(4,773)	(4,704)	(9,853)	(9,340)
Loss on extinguishment of debt	—	—	(2,044)	—
Loss on sale of real estate	—	—	(1,115)	—
Other income (expense), net	28	33	136	(49)
Change in fair value of Earn-Out liability	—	(135)	—	235
Total other expense	(4,745)	(4,806)	(12,876)	(9,154)

Net loss	(3,239)	(4,661)	(11,027)	(8,995)
Net loss attributable to non-controlling interest	(286)	(411)	(1,019)	(855)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(2,953)	$(4,250)	$(10,008)	$(8,140)

Preferred stock distributions declared - Series A	(17)	(27)	(36)	(55)
Preferred stock distributions declared - Series 1	(179)	(221)	(362)	(462)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	$(3,149)	$(4,498)	$(10,406)	$(8,657)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure Corporation’s common stockholders - basic and diluted	$(0.08)	$(0.11)	$(0.26)	$(0.21)
Weighted average common shares outstanding, basic and diluted	39,305,471	40,660,453	39,348,453	40,592,459

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Discussion and Reconciliation of Non-GAAP Measures

Same-Location Net Operating Income

Net Operating Income (“NOI”) is presented as a supplemental measure of our performance. For the three and six months ended June 30, 2026 and 2025, Same-Location NOI represents the NOI for the 35 properties that were owned for both calendar year periods being compared. The Company believes that NOI provides useful information to investors regarding our results of operations, as it highlights operating trends such as pricing and demand for our portfolio at the property level as opposed to the corporate level. NOI is calculated as total revenues less property operating expenses and property taxes. The Company uses NOI internally in evaluating property performance, measuring property operating trends, and valuing properties in our portfolio. Other real estate companies may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other real estate companies. NOI should not be viewed as an alternative measure of financial performance as it does not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income and expenses, or the level of capital expenditures necessary to maintain the operating performance of the Company’s properties that could materially impact results from operations.

Adjusted EBITDA

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) reflects net income (loss) excluding the impact of interest expense, depreciation and amortization, and the provision for income taxes, for all periods presented. Adjusted EBITDA also excludes certain recurring and non-recurring items including, but not limited to, stock-based compensation expense, non-cash changes in fair value of the Earn-Out Liability, gains or losses from disposition of real estate assets, impairment write-downs of depreciable property, and Other Income, Net. Adjusted EBITDA should be considered along with, but not as an alternative to, net income (loss), cash flow from operations or any other operating GAAP measure.

Same-Location Net Operating Income and Reconciliation to Net Loss

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	%	2026	2025	%
Revenues
Managed property revenue	$7,762	$7,054		$14,221	$13,204
Base rental income	1,008	1,262		2,017	2,530
Percentage rental income	123	104		342	334
Total revenues	8,893	8,420	5.6%	16,580	16,068	3.2%
Operating expenses
Property taxes	1,411	1,662		3,008	3,423
Property operating expense	1,629	1,534		3,293	3,157
Same-Location Net Operating Income	$5,853	$5,224	12.0%	$10,279	$9,488	8.3%

Reconciliation
Net loss	$(3,239)	$(4,661)		$(11,027)	$(8,995)
Loss on extinguishment of debt	—	—		2,044	—
Loss on sale of real estate	—	—		1,115	—
Other (income) expense, net	(28)	(33)		(136)	49
Change in fair value of Earn-Out liability	-	135		—	(235)
Interest expense, net	4,773	4,704		9,853	9,340
Depreciation and amortization	1,760	2,867		3,603	4,948
General and administrative	2,579	2,423		5,006	4,792
Net Operating Income	$5,845	$5,435		$10,458	$9,899
Less: 2025 and 2026 Disposed Assets	8	(211)		(179)	(411)
Same-Location Net Operating Income	$5,853	$5,224		$10,279	$9,488

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Adjusted EBITDA Reconciliation

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Reconciliation of Net Loss to Adjusted EBITDA Attributable to the Company
Net loss	$(3,239)	$(4,661)	$(11,027)	$(8,995)
Interest expense, net	4,773	4,704	9,853	9,340
Depreciation and amortization	1,760	2,867	3,603	4,948
Change in fair value of Earn-Out liability	—	135	—	(235)
Other expense, net	(28)	(33)	(136)	49
Loss on extinguishment of debt	—	—	2,044	—
Loss on sale of real estate	—	—	1,115	—
Equity based compensation	793	834	1,594	1,488
Adjusted EBITDA Attributable to the Company	$4,059	$3,846	$7,046	$6,595

RevPAS

Revenue Per Available Stall (“RevPAS”) is used to evaluate parking operations and performance. RevPAS is defined as average monthly Parking Revenue (Parking Revenue less related Sales Tax and Credit Card Fees) divided by the parking stalls in the locations that were owned and under management agreement for the periods presented. Parking Revenue does not include Billboard or Commercial Rent, or revenue from locations that are under Lease Agreements. The Company believes RevPAS is a meaningful indicator of our performance because it measures the period-over-period change in revenues for comparable locations.

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